SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):

January 14, 2020

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HOLLY BROTHERS PICTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

Registrant’s telephone number, including area code:  (214) 236-1363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 13, 2020, Holly Brothers Pictures, Inc. (the "Company") filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect a number of corporate actions, including the following:

•To change the name of the Company from Holly Brothers Pictures, Inc. to Rapid Therapeutic Science Laboratories, Inc. (the “Name Change”).

•To increase the total authorized shares of Common Stock of the Company from 200 million shares to 750 million shares.

•To authorize future issuances of “blank check” Preferred Stock of the Company of 100 million shares.

•To add customary indemnification and elimination of personal liability provisions for the Company’s directors, officers and certain other parties for whom such indemnification and elimination of personal liability is typically provided for by corporations organized under Nevada law.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference

The Name Change reflects the Company’s planned adoption of a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using the RxoidTM metered dose inhaler technology, which was recently sublicensed from Texas MDI, Inc. (“TMDI”), a Texas corporation, with prospective healthcare providers, pharmacies and other parties in the States of Texas, California, Florida and Nevada.

The Certificate of Amendment was approved by the Company’s Board of Directors and by written consent of the holders of an aggregate of 89.3% of the Company’s outstanding Common Stock. The Company applied to the Financial Industry Regulatory Authority (“FINRA”) to request a new trading symbol in light of the Name Change and was advised by FINRA that, effective January 21, 2020, the Company’s trading symbol will be changed from “MINR” to “RTSL”.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 3, 2019, the Company received a written consent in lieu of a meeting of stockholders from Texas MDI, Inc. (“TMDI”), the holder of a majority of the Company’s common stock, to take the following actions:

1.To amend the Company’s articles of incorporation (the “Articles of Incorporation”) to change the name of the Company from Holly Brothers Pictures, Inc. to Rapid Therapeutic Science Laboratories, Inc.

2.To amend the Company’s Articles of Incorporation to increase the total authorized shares of common stock of the Company from 200 million shares to 750 million shares.

3.To amend the Company’s Articles of Incorporation to authorize future issuances of “blank check” preferred stock of the Company of 100 million shares.

4.To amend the Company’s Articles of Incorporation to add customary indemnification and elimination of personal liability provisions for the Company’s directors, officers and certain other parties for whom such indemnification and elimination of personal liability is typically provided for by corporations organized under Nevada law.

5.To file an amended and restated Articles of Incorporation to reflect the amendments set forth above.

6.To approve an amendment of the Company’s 2018 Stock Option Plan (“2018 Stock Option Plan”) to increase the total number of authorized shares of common stock to be issued under the 2018 Stock Option Plan from 1 million shares to 20 million shares.

On December 13, 2019, the Company filed a definitive information statement (the “Information Statement”) with the Securities and Exchange Commission pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended. The Company took the above actions effective on January 13, 2020.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Holly Brothers Pictures, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOLLY BROTHERS PICTURES, INC.

/s/ Donal R. Schmidt, Jr.

Donal R. Schmidt, Jr.

Chief Executive Officer

January 21, 2020